Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of IOAC and Zoomcar adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” For purposes of this section of this Current Report on Form 8-K (this “Current Report”), except as otherwise noted, references to IOAC are to the registrant, prior to the Closing, whose business, following consummation of the Business Combination, is the business of Zoomcar, the registrant’s wholly owned subsidiary.

The historical financial information of IOAC was derived from the audited financial statements as of December 31, 2022, as well as the unaudited financial statements as of March 31, 2023, and September 30, 2023, incorporated by reference in this Current Report. The historical financial information of Zoomcar was derived from the audited financial statements of Zoomcar as of March 31, 2023, and the unaudited financial statements as of September 30, 2023, incorporated by reference in this Current Report . This information should be read together with IOAC’s and Zoomcar’s financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IOAC,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Zoomcar” and other financial information included elsewhere in this Current Report.

The Business Combination is accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, IOAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Zoomcar issuing stock for the net assets of IOAC, accompanied by a recapitalization. The net assets of IOAC will be stated at historical cost, with no goodwill or other intangible assets recorded. There will be no accounting effect or change in the carrying amount of the assets and liabilities as a result of the Domestication of IOAC.

Zoomcar was determined to be the accounting acquirer based on evaluation of the following facts and circumstances with regard to New Zoomcar immediately after the Closing:

●	Zoomcar’s stockholders, prior to the Business Combination, have the largest voting interest in the post-combination company;

●	Zoomcar, prior to the Closing, appointed the majority of the New Zoomcar board of directors (effective upon the Business Combination, the New Zoomcar Board consists of seven (7) directors, including two (2) directors designated by IOAC prior to the Closing and five (5) directors designated by Zoomcar, prior to the Closing; four (4) of the New Zoomcar directors immediately after the Closing have been determined to be independent within the meaning of the independent director standards of the Securities and Exchange Commission and The Nasdaq Stock Market LLC;

●	The executive officers of Zoomcar became the initial executive officers of New Zoomcar after the Business Combination;

●	Zoomcar is the larger entity, in terms of substantive operations and employee base;

●	Zoomcar will comprise the ongoing operations of the combined entity; and

●	The combined entity will continue under the name of Zoomcar.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, assumes that the Business Combination occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2023, and six months ended September 30, 2023, give pro forma effect to the Business Combination as if it had occurred on April 1, 2022. IOAC and Zoomcar have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination actually been completed on the assumed dates or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

I.	The Business Combination

On October 13, 2022, IOAC entered into the Merger Agreement with Zoomcar, Merger Sub, and Greg Moran, in his capacity as Seller Representative.

Pursuant to and in accordance with the terms of the Merger Agreement, , (i) prior to the Closing, IOAC completed the Domestication   and (ii) at the Closing of the Business Combination, and following the Domestication, the Merger occurred, with Zoomcar continuing as the surviving entity and wholly-owned subsidiary of IOAC, with each Zoomcar stockholder receiving shares of IOAC common stock at the Closing (as further described below). Concurrent with the signing of the Merger Agreement, Ananda Trust, an affiliate of the Sponsor, completed the Ananda Trust Signing Investment (as defined elsewhere in this Current Report), in exchange for the Ananda Trust Note. At the Closing, Zoomcar’s repayment obligations under the Ananda Trust Note were offset against Ananda Trust’s payment obligations under the Ananda Trust Signing Subscription Agreement and Ananda Trust received newly issued shares of New Zoomcar common stock in accordance with the terms of the Ananda Trust Signing Subscription Agreement.

Additionally, in accordance with the terms of the Merger Agreement, between March and August 2023, Zoomcar consummated closings of transactions qualifying as “Private Financing Transactions” under the Merger Agreement (collectively, the “Zoomcar 2023 Private Financing Transactions”), involving the issuance by Zoomcar of securities consisting of Zoomcar Convertible Notes (in an aggregate principal amount of approximately $21.3 million) and Zoomcar Warrants. The Zoomcar Convertible Notes issued in the Zoomcar 2023 Private Financing Transactions, pursuant to their terms, converted automatically (at a discount) into shares of Zoomcar common stock prior to the consummation of the Business Combination; the Zoomcar Warrants issued in the Zoomcar 2023 Private Financing Transactions (which include Zoomcar Warrants issuable by Zoomcar to the placement agent for the Zoomcar 2023 Private Financing Transactions), which are exercisable for shares of Zoomcar common stock, were assumed by IOAC at the Closing, following adjustments to the terms thereof in accordance with the terms of the Merger Agreement.

As consideration for the Merger, Zoomcar security holders (including holders of Zoomcar India Shares, as further described below) received, in the aggregate, a number of shares of New Zoomcar common stock with an aggregate value equal to (a) $350,000,000, plus (b) the sum of the aggregate exercise prices of (i) all vested Zoomcar Options and (ii) all Zoomcar Warrants outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”), plus (c) the aggregate amount of the Zoomcar 2023 Private Financing Transactions (but without giving effect to a discount, if any, of the private financing conversion ratio relative to the per share offset ratio for the Ananda Trust Investment), minus (d) the amount of Zoomcar’s net debt at Closing (the “Merger Consideration”), with each Zoomcar stockholder receiving for each share of Zoomcar common stock held (after giving effect to the exchange of all Zoomcar preferred stock to Zoomcar common stock prior to the Effective Time), a number of shares of New Zoomcar common stock equal to (i) the quotient of the Merger Consideration divided by the number of then- outstanding shares of Zoomcar on a fully diluted as converted to common stock basis (including Zoomcar India Shares), divided by (ii) $10.00 (the “Conversion Ratio”) (the total portion of the Merger Consideration amount payable to all holders of Zoomcar common stock and Zoomcar India Shares (collectively, the “Zoomcar Stockholders”) in respect of shares of Zoomcar common stock and the Zoomcar India Shares, but excluding Merger Consideration payable in respect of Zoomcar Options and Zoomcar Warrants, the “Stockholder Merger Consideration”). At Closing, each outstanding and unexercised Zoomcar Option was, without any further action on the part of the holder thereof, assumed by New Zoomcar and automatically converted into the right to receive an option to acquire shares of New Zoomcar with substantially the same terms and conditions as the Zoomcar Options, subject to adjustment in accordance with the Merger Agreement. Each outstanding and unexercised Zoomcar Warrant was automatically, without any action on the part of the holder thereof, assumed by New Zoomcar and converted into a warrant to purchase that number of shares of New Zoomcar common stock equal to the product of (x) the number of shares of Zoomcar common stock subject to such warrant multiplied by (y) the Conversion Ratio (the “Assumed Warrants”).

As additional consideration for the acquisition of Zoomcar securities, at the Closing, the Earnout Shares were deposited by IOAC into an escrow account to be established prior to the Closing pursuant to the Earnout Escrow Agreement, to be released from escrow and distributed to the Zoomcar Stockholders, together with any dividends, distributions or other income earned thereon upon delivery of instructions in accordance with the Earnout Escrow Agreement (the “Earnout Escrow Distribution Instructions”). The Merger Agreement, prior to the Closing, reflected certain trading price-based terms and conditions that would have been required to be satisfied in accordance with these “Earnout Terms” during a five-year period after the Closing. On the day after the Closing, an amendment to the Merger Agreement was adopted and took effect, which modified the Earnout Terms and, concurrently therewith, the Earnout Escrow Distribution Instructions were delivered to earnout escrow agent and the Earnout Shares became distributable to Zoomcar Stockholders, as further described elsewhere in this Current Report.

The following table summarizes the pro forma New Zoomcar common stock outstanding upon completion of the merger transaction:

Number of Pro Forma Ownership	Number of Shares	Percent Outstanding
Former IOAC Public Shares	182,377	0.3%
Former IOAC Sponsor Shares	4,740,000	7.5%
Cantor and CCM	1,300,000	2.1%
Ananda Trust	7,008,172	11.1%
New Zoomcar shares issued in Business Combination	47,326,892	75.3%
Others	2,317,333	3.7%
Total shares outstanding	62,874,774	100.0%

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023, and the unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2023, and the year ended March 31, 2023, are based on the historical financial statements of IOAC and Zoomcar. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET AS OF SEPTEMBER 30, 2023

	IOAC (Historical)	ZOOMCAR, INC. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	23,213	3,846,543	(253,154)	(c)	10,716,783
			5,000,000	(f)
			2,100,181	(q)
Accounts receivable, net of allowance for doubtful accounts		217,345			217,345
Receivable from government authorities		3,070,822			3,070,822
Other current assets		1,092,161			1,092,161
Prepaid expenses	34,047	276,582	333,333	(b)	643,962
Short term investments with related parties		164,583			164,583
Other current assets with related parties		46,089			46,089
Assets held for sale		847,759			847,759
Total current assets	57,260	9,561,884	7,180,360		16,799,504
Other noncurrent assets					-
Property and equipment, net of accumulated depreciation		2,111,490			2,111,490
Operating lease right-of-use assets		1,508,120			1,508,120
Intangible assets, net		22,295			22,295
Long term investments		216,713			216,713
Long term investments with related parties		98,233			98,233
Receivable from government authorities		1,041,543			1,041,543
Other non-current assets		412,003			412,003
Investments held in Trust Account	30,733,473		(29,057,133)	(a)	-
			162,625	(m)
			261,216	(n)
			(2,100,181)	(q)
Total assets	$30,790,733	$14,972,281	$(23,553,113)		$22,209,901

Current liabilities
Accounts payable and accrued liabilities	7,987,368	6,552,234	13,648,035	(b)	14,342,883
			(13,775,796)	(c)
			(68,958)	(m)
Current portion of long-term debt		1,583,856			1,583,856
Current portion of long-term debt from related parties		989,820			989,820
Current portion of operating lease liabilities		459,725			459,725
Current portion of finance lease liabilities		1,842,645			1,842,645
Contract Liabilities		879,768			879,768
Current portion of pension and other employee obligations		170,457			170,457
Promissory Note	3,027,625		231,583	(m)	2,027,840
			(1,231,368)	(o)
Other current liabilities		2,697,192			2,697,192
Other current liabilities towards related parties	61,935	18,019			79,954
Total current liabilities	11,076,928	15,193,716	(1,196,504)		25,074,140
Long-term debt, less current portion		2,104,194			2,104,194
Operating lease liabilities, less current portion		1,121,615			1,121,615
Finance lease liabilities, less current portion		4,206,010			4,206,010
Pension and other employee obligations, less current portion		543,853			543,853
Preferred stock warrant liability		770,446			770,446
Convertible promissory note		11,940,183	(11,940,183)	(k)	-
ACM Zoomcar Convert LLC promissory note			6,570,642	(c)	10,167,194
			1,231,368	(o)
			2,365,184	(v)
Senior Subordinated Convertible Promissory Notes		47,258,369	(47,258,369)	(l)	-
Derivative financial instruments		24,410,231	49,515,533	(s)	73,925,764
Deferred underwriting fee payable	12,100,000		(12,100,000)	(e)	-
Total liabilities	$23,176,928	$107,548,617	$(12,812,329)		$117,913,216

Class A ordinary shares subject to possible redemption, 2,710,421 shares at redemption value of $11.34 per share at September 30, 2023	$30,733,473		$(29,057,133)	(a)	$-
			423,841	(n)
			(2,100,182)	(p)
Redeemable non controlling interest		25,114,751	(25,114,751)	(i)	-

Preferred stock, $0.0001 par value		168,974,437	(168,974,437)	(i)

Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,060,000 issued and outstanding	106		(106)	(d)	-
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,050,000 shares issued and outstanding	805		(805)	(d)	-
Common stock, $0.0001 par value, 220,000,000 authorized, 16,987,064 shares issued and outstanding		1,699	(1,699)	(j)	-
Common Shares			232	(c)	6,288
			48	(j)
			425	(l)
			2,260	(i)
			107	(k)
			167	(f)
			911	(d)
			120	(e)
			18	(p)
			2,000	(r)
Additional paid-in capital		22,758,771	6,951,768	(c)	340,341,197
			12,099,880	(e)
			4,999,833	(f)
			47,257,944	(l)
			1,651	(j)
			194,086,928	(i)
			11,940,076	(k)
			(23,120,579)	(g)
			1,265,828	(h)
			2,100,164	(p)
			59,998,933	(r)
Accumulated deficit	(23,120,579)	(311,185,699)	(13,314,702)	(b)	(437,810,504)
			23,120,579	(g)
			(1,265,828)	(h)
			(162,625)	(n)
			(2,365,184)	(w)
			(60,000,933)	(r)
			(49,515,533)	(s)
Accumulated other comprehensive income		1,759,705			1,759,705
Total shareholders’ equity (deficit)	(23,119,668)	(286,665,524)	214,081,878		(95,703,314)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$30,790,733	$14,972,281	$(23,553,113)		$22,209,901

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2023

	IOAC (Historical) for the six months ended September 30, 2023	ZOOMCAR, INC. (Historical) for the six months ended September 30, 2023	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Revenues from services		5,295,626			5,295,626
Total revenue		5,295,626			5,295,626

Cost and Expenses
Cost of revenue		6,348,468			6,348,468
Technology and development		2,246,738			2,246,738
Sales and marketing		3,859,994			3,859,994
General and administrative	2,045,733	4,642,103	753,783	(u)	7,441,619
Total costs and expenses	2,045,733	17,097,303	753,783		19,896,819
Loss from operations before income tax	(2,045,733)	(11,801,677)	(753,783)		(14,601,193)
Other costs (income)
Interest income	(801,044)		801,044	(t)	—
Finance costs		29,884,357			29,884,357
Finance costs to related parties		25,777			25,777
Other income, net		(522,716)			(522,716)
Other income from related parties		(5,676)			(5,676)
Total other costs (income)	(801,044)	29,381,742	801,044		29,381,742
Loss before taxes	(1,244,689)	(41,183,419)	(1,554,827)		(43,982,935)
Provision for income taxes
Net income (loss)	$(1,244,689)	$(41,183,419)	$(1,554,827)		$(43,982,935)

Weighted average shares outstanding, redeemable Class A ordinary shares	2,916,598
Basic and diluted net loss per share, redeemable Class A ordinary shares	$(0.10)
Weighted average shares outstanding, non-redeemable Class A and Class B ordinary shares	9,110,000	16,987,064			62,874,774
Basic and diluted net loss per share, non-redeemable Class A and Class B ordinary shares	$(0.10)	$(2.42)			(0.70)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2023

	IOAC (Historical) for the twelve months ended March 31, 2023	ZOOMCAR, INC. (Historical) for the year ended March 31, 2023	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Income from rentals		165,834			165,834
Revenues from services		8,586,785			8,586,785
Other revenues		73,587			73,587
Total revenue		8,826,206			8,826,206

Cost and Expenses
Cost of revenue		20,675,611	39,410	(v)	20,715,021
Technology and development		5,176,391	115,733	(v)	5,292,124
Sales and marketing		6,734,205	13,775	(v)	6,747,980
General and administrative	6,335,153	12,695,839	13,314,702	(u)	33,442,604
			1,096,910	(v)
Total costs and expenses	6,335,153	45,282,046	14,580,530		66,197,729
Loss from operations before income tax	(6,335,153)	(36,455,840)	(14,580,530)		(57,371,523)
Other costs (income)
Interest income	(4,414,489)		4,414,489	(t)	—
Finance costs		27,570,752	2,365,184	(w)	139,452,402
			109,516,466	(x)
Finance costs to related parties		64,844			64,844
Other income, net		(2,043,556)			(2,043,556)
Other income from related parties		(15,804)			(15,804)
Total other costs (income)	(4,414,489)	25,576,236	116,296,139		137,457,886
Income (loss) before taxes	(1,920,664)	(62,032,076)	(130,876,669)		(194,829,409)
Provision for income taxes
Net income (loss)	$(1,920,664)	$(62,032,076)	$(130,876,669)		$(194,829,409)

Weighted average shares outstanding, redeemable Class A ordinary shares	$19,119,380
Basic and diluted net loss per share, redeemable Class A ordinary shares	$(0.07)
Weighted average shares outstanding, non-redeemable Class A and Class B ordinary shares	9,110,000	16,987,064			62,874,774
Basic and diluted net loss per share, non-redeemable Class A and Class B ordinary shares	$(0.07)	$(3.65)			(3.10)

Note 1. Basis of Presentation

The Business Combination represents a reverse merger and will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, IOAC will be treated as the “accounting acquiree” and Zoomcar as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Zoomcar issuing shares for the net assets of IOAC, followed by a recapitalization. The net assets of IOAC will be stated at historical cost. Operations prior to the Business Combination will be those of Zoomcar.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, assumes that the Business Combination occurred on September 30, 2023. The period is presented on the basis of Zoomcar as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, has been prepared using, and should be read in conjunction with, the following:

●	IOAC’s unaudited balance sheet as of September 30, 2023, and the related notes, included elsewhere in this joint proxy statement/consent solicitation statement/prospectus; and

●	Zoomcar’s unaudited condensed consolidated balance sheet as of September 30, 2023, and the related notes, included elsewhere in this joint proxy statement/consent solicitation statement /prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2023, has been prepared using, and should be read in conjunction with, the following:

●	IOAC’s unaudited statement of operations for the six months ended September 30, 2023, and the related notes, included elsewhere in this joint proxy statement/consent solicitation statement/prospectus; and

●	Zoomcar’s unaudited statement of operations for the six months ended September 30, 2023, and the related notes, included elsewhere in this joint proxy statement/consent solicitation statement/ prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2023, has been prepared using, and should be read in conjunction with, the following:

●	Zoomcar’s audited condensed statement of operations for year ended March 31, 2023.

●	On May 30, 2023, the board of directors of IOAC approved a change to IOAC’s fiscal year end from December 31 to March 31, in accordance with the IOAC amended and restated articles of association. As a result of the change in fiscal year end, transition report filed by IOAC as on June 9, 2023 reflects IOAC Transition Report on Form 10-Q for the period from January 1, 2023 through March 31, 2023. IOAC’s next fiscal year will run from April 1, 2023 through March 31, 2024.

●	IOAC’s statement of operations for the year ended December 31, 2022 and the related notes, as well as statements of operations for the three month periods ended March 31, 2023 and 2022, and the related notes, included elsewhere in this joint proxy statement/consent solicitation statement/prospectus, which were respectively added to and subtracted from the results of operations for the year ended December 31, 2022 to obtain results of the operations for twelve months comparable to results of the operations of Zoomcar’s for the twelve months ended March 31, 2023, and in line with SEC S-X article 11 which allows one quarter difference in reporting periods.

Included in the shares outstanding and the weighted average shares outstanding as presented in the pro forma combined financial statements are an aggregate of 62,874,774 shares of Common Stock shown as issued to the Innovative International Acquisition Corp at Closing in accordance with the terms of the Business Combination Agreement.

The pro forma adjustments reflecting the consummation of the Business Combination is based on certain currently available information and certain assumptions and methodologies that IOAC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. IOAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of IOAC and Zoomcar.

Note 2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the New Zoomcar. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). IOAC has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma condensed combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that New Zoomcar will record a valuation allowance against the total U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Zoomcar filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New Zoomcar’s shares outstanding, assuming the Business Combination occurred on April 1, 2022.

1)	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023, are as follows:

(a)	Reflects an adjustment to reflect redemption of 2,528,044 public shares redeemed subsequent to September 30, 2023, for the total amount of $29.1 million, at the average redemption price of $11.49 per share redeemed.

(b)	Represents an aggregate of $13.6million of costs related to the transaction, which includes $11.8 million of costs that are incurred through the closing of the transaction which consists of estimated legal, financial advisory and other professional fees, as well as $1.8 million of D&O insurance liability, related to the Business Combination incurred by IOAC ($1.4 million) and Zoomcar ($12.2 million) subsequent to September 30, 2023. As of September 30, 2023, there is prepaid D&O insurance in the amount of $0.3 million and $0.8 million of amortization for the six months ended September 30, 2023 and corresponding accumulated deficit for Zoomcar and additional paid in capital for IOAC. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees, and amortization of D&O insurance of approximately $13.3 million is included in the pro forma results of the operations for the twelve months period ended March 31, 2023, and corresponding accumulated deficit for Zoomcar and additional paid in capital for IOAC.

(c)

Reflects the settlement of $15.3 million in accounts payables and accrued liabilities as of the merger date involves a cash payment of $0.9 million, issuance of common shares totaling $7.8 million to vendors, including $1.2 million payout against partial amount of liability related to promissory notes issued to the Sponsor of the SPAC (refer to footnote (o)), as well as settling the remaining $6.5 million liability on behalf of the Company through direct payout to vendors for transaction costs. To facilitate the vendor’s payout, the Company has issued convertible promissory notes and 164,000 common shares with estimated fair value of $10.2 million, and $0.5 million respectively. The convertible promissory notes are classified as liability in the pro-forma balance sheet as of September 30, 2023, and financing cost on the issuance amounting to $2.4 million is incorporated into the pro-forma statement of operations for the six months ending September 30, 2023, categorized under finance costs. The amounts referred to in this note are based on the Company’s preliminary estimates and may change upon finalization of valuations.

(d)	Reflects the conversion of 1,060,000 of IOAC Class A Ordinary Shares and 8,050,000 of IOAC Class B Ordinary Shares held by the Sponsor and underwriters into 9,110,000 shares of common stock, on a one-for-one basis, upon the Domestication.

(e)	Settlement of the deferred underwriting fees of the SPAC through issue of 1,200,000 common shares.

(f)	Represents the funding of $5.0 million received from Ananda Small Business Trust against which the Company has issued 1,666,667 common shares in accordance with Subscription agreement.

(g)	Represents elimination of IOAC accumulated deficit.

(h)	This adjustment represents the cancellation by Zoomcar prior to the Closing of an aggregate of 15,282,617 options to purchase Zoomcar shares issued under Zoomcar’s 2012 incentive plan according to provisions of the Merger Agreement. The compensation cost of these unvested options amounting to $1,265,828 is being expensed in accordance with the provisions of ASC 718-20-35-9. But for their cancellation, these outstanding options would have otherwise been assumed by New Zoomcar at the closing of the business combination.

(i)	The issuance of 22,597,337 shares of common stock to holders of Zoomcar’s Preferred Stock prior to the Closing, classified as Redeemable non-controlling interest in historical balance sheet of Zoomcar. Prior to the Effective Time, Zoomcar amended its governing documents to create in its charter an appropriate mechanism for automatic conversion of Preferred Stock into Common Stock in connection with the Business Combination. In connection with the Business Combination, Preferred Stock issued by Zoomcar’s Indian subsidiary was converted into rights to receive common stock of New Zoomcar issued in the Business Combination through a two-step mechanism: initially into shares of Preferred Stock of Zoomcar exchanged for shares of New Zoomcar common stock in the Merger, which shares of New Zoomcar common stock were deposited into the Zoomcar India Escrow Account (or the Earnout Escrow Account, as applicable) at the Closing. For the purposes of this pro forma it is assumed that all of the Zoomcar’s Preferred Stock is converted into the common shares of New Zoomcar through the process described above.

(j)	Represents conversion of the existing common stock of Zoomcar into shares of common stock (including shares granted under provisions of earn-out agreement) of New Zoomcar.

(k)	Ananda Trust’s payment obligation under the Ananda Trust Signing Subscription Agreement is offset against the repayment obligations of Zoomcar under the Ananda Trust Note. The repayment obligation of Zoomcar under the Ananda Trust Note (including interest accrued through the date of the Merger) are settled by issuance of IOAC shares prior to the Merger in accordance with the terms of the Ananda Trust Signing Subscription Agreement.

(l)	The entry reflects the conversion of the Zoomcar Convertible Notes (including interest accrued through the date of the merger) included in the Zoomcar 2023 Private Financing Transactions into shares of Zoomcar common stock prior to the Effective Time of the Merger in accordance with the terms of such notes. The shares of Zoomcar common stock into which the Zoomcar Convertible Notes were converted prior to the Effective Time, were exchanged, at the Closing, for rights to receive 4,248,178 New Zoomcar shares.

(m)	Represents drawings under SPAC’s Sponsor promissory notes prior to the Closing for the purposes of extension contribution into trust account and payment of current expenses.

(n)	Represents accretion to the liability for the redeemable common stock of IOAC subsequent to September 30, 2023.

(o)	This represents, ACM Zoomcar Convert LLC settlement of $1.2 million partial amount of liability related to promissory notes issued to the Sponsor of the SPAC on behalf of the Company. This settlement was executed through a direct payout to the promissory note holder.

(p)	Represents transfer of 182,377 remaining non-redeemed public shares of IOAC into equity of the New Zoomcar in connection with consummation of the Business Combination.

(q)	Represents closing of the Trust Account subsequent to the merger.

(r)	The Company has issued a total of 20,000,311 shares under the provisions of earn-out arrangement.

(s)	As per the Merger agreement, the Company is required to issue 16,505,178 additional common shares to the Zoomcar warrant holders, which are recorded under “derivative financial instruments”.

2)	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(t)	Reflects elimination of investment income and unrealized gain on marketable securities held in the Trust Account.

(u)

For year ended March 31, 2023 represents an adjustment of $13.3 million of the direct, incremental costs of the Business Combination, ($11.8 million of the general and administrative costs and $1.5 million for the D&O insurance), expected to be incurred after September 30, 2023, assuming those adjustments were made as of April 1, 2022 and as such should be recorded in the year ended March 31, 2023. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the combined company beyond 12 months after the Business Combination, with the exception of tail D&O insurance which is amortized over coverage period of 6 years. For the six months ended September 30, 2023, represents an adjustment of $0.8 million for the amortization of the tail D&O insurance.

(v)	Costs related to cancellation of out-of-the-money vested and unvested options as describe in the footnote (h) above.

(w)	The entry reflects finance costs associated with the arrangement entered by the Company, as described in entry (c) and (o) above, including $2.4 million of cost related to the ACM Zoomcar Convert LLC convertible promissory note.

(w)	The entry reflects finance costs associated with the arrangement entered by the Company, as described in footnote (r) and footnote (s) arrangement.

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since April 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in the Business Combination have been outstanding for the entirety of all periods presented. The unaudited pro forma condensed combined financial information has been prepared for the six months ended September 30, 2023, and the year ended March 31, 2023:

	For the six months ended September 30, 2023	For the year ended March 31, 2023
Pro forma net loss	$(43,982,935)	$(194,829,409)
Weighted average shares outstanding of common stock – basic and fully diluted	62,874,774	62,874,774
Net loss per share – basic and fully diluted	$(0.70)	$(3.10)

Excluded securities (1):
Public Warrants	11,500,000	11,500,000
Zoomcar Warrants Outstanding	39,057,853	39,057,853
Common Shares Issuable to Zoomcar Warrant holders under provisions of earn-out agreement	16,505,178	16,505,178
Total	67,063,031	67,063,031

Note 5. IOAC’s statements of operations

The following tables presents reconciliation of the historical statements of operations of IOAC to its statement of operations for the 12 months ended March 31, 2023, included in the unaudited pro forma condensed statement of operations for the year ended March 31, 2023 above:

	For the year ended			For the twelve months ended
	December 31, 2022	March 31, 2023	March 31, 2022	March 31, 2023
Formation and operating costs	$8,009,751	$1,113,042	$2,787,640	$6,335,153
Loss from operations	(8,009,751)	(1,113,042)	(2,787,640)	(6,335,153)
Other income:
Interest income – bank	56	1	21	36
Interest earned on cash held in Trust Account	3,383,887	1,054,190	23,624	4,414,453
Other income	3,383,943	1,054,191	23,645	4,414,489
Net loss	(4,625,808)	(58,851)	(2,763,995)	(1,920,664)
Weighted average shares outstanding, redeemable Class A ordinary shares	23,000,000	7,905,891	23,000,000	19,119,380
Basic and diluted net loss per share, redeemable Class A ordinary shares	(0.14)	(0.00)	(0.09)	(0.07)
Weighted average shares outstanding, non-redeemable Class A and Class B ordinary shares	9,110,000	9,110,000	9,110,000	9,110,000
Basic and diluted net loss per share, non-redeemable Class A and Class B ordinary shares	(0.14)	(0.00)	(0.09)	(0.07)